As filed with the Securities and Exchange Commission on June 2, 2008

Registration No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CEPHEID
(Exact name of registrant as specified in its charter)

California	77-0441625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

904 Caribbean Drive Sunnyvale, CA	94089-1302
(Address of Principal Executive Offices)	(Zip Code)
2006 EQUITY INCENTIVE PLAN
(Full Title of the Plan)
John L. Bishop
Chief Executive Officer
Cepheid
904 Caribbean Drive
Sunnyvale, CA 94086-1302
(Name and Address of Agent For Service)
(408) 541-4191
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Douglas N. Cogen
Jeffrey R. Vetter
FENWICK & WEST LLP
555 California Street
San Francisco, CA 94104
Telephone: (415) 875-2300
Facsimile: (415) 281-1350
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	per Share(2)	Offering Price(3)	Fee
Common Stock, no par value per share, issuable pursuant to 2006 Equity Incentive Plan	1,800,000(3)	$23.93	$43,074,000.00	$1,692.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of computing the amount of registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act based on the average of the high and low prices of Cepheid’s common stock as reported on The Nasdaq Global Market on May 27, 2008.

(3)	Represents 1,800,000 additional shares of common stock authorized for issuance under Cepheid’s 2006 Equity Incentive Plan (the “Plan”) as the result of the amendment and restatement of the Plan on April 24, 2008.

PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
           This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of Cepheid’s earlier registration statement on Form S-8 (registration number 333-134319) filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2006.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Incorporated by Reference
Exhibit					Filing	Filed
Number	Description of Exhibit	Form	File No.	Exhibit	Date	Herewith
4.1	2006 Equity Incentive Plan, as amended	8-K		99.1	4/24/2008

4.2	Forms of agreement pursuant to 2006	10-Q		10.1	5/4/2006
Equity Incentive Plan for stock
options, restricted stock, stock
bonuses, stock appreciation rights,
restricted stock units and other
awards

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP,					X
Independent Registered Public
Accounting Firm

23.2	Consent of Fenwick & West LLP (filed					X
as part of Exhibit 5.1)

24.1	Power of Attorney (see signature page)					X

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 2nd day of June, 2008.

CEPHEID
By:	/s/ John L. Bishop
John L. Bishop
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints John L. Bishop and Andrew D. Miller his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas L. Gutshall	Chairman of the Board	June 2, 2008
Thomas L. Gutshall

/s/ John L. Bishop John L. Bishop	Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2008

/s/ Andrew D. Miller Andrew D. Miller	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2008

/s/ Thomas D. Brown	Director	June 2, 2008
Thomas D. Brown

/s/ Robert J. Easton	Director	June 2, 2008
Robert J. Easton

/s/ Cristina H. Kepner	Director	June 2, 2008
Cristina H. Kepner

/s/ Mitchell D. Mroz	Director	June 2, 2008
Mitchell D. Mroz

/s/ David H. Persing	Director	June 2, 2008
David H. Persing, M.D., Ph.D.

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit					Filing	Filed
Number	Description of Exhibit	Form	File No.	Exhibit	Date	Herewith

4.1	2006 Equity Incentive Plan, as amended	8-K		99.1	4/24/2008

4.2	Forms of agreement pursuant to 2006 Equity Incentive Plan for stock options, restricted stock, stock bonuses, stock appreciation rights, restricted stock units and other awards	10-Q		10.1	5/4/2006

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Fenwick & West LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X